UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

Crinetics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10222 Barnes Canyon Road, Bldg #2

San Diego, California 92121

(858) 450-6464

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On January 12, 2022, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) announced that Company management will participate in the 40th annual J.P. Morgan Healthcare Conference, which is taking place in a virtual format. Scott Struthers, Ph.D., Founder & CEO of Crinetics, will present a company update on Wednesday, January 12th at 1:30 pm Pacific Time. A live audio webcast of Dr. Struthers’ presentation may be accessed on the Events section of the Company’s website or directly on the J.P. Morgan virtual meeting platform.

During his presentation, Dr. Struthers will discuss Crinetics’ key priorities and anticipated milestones for 2022, including

•	Continued progress in the two ongoing Phase 3 PATHFNDR trials of paltusotine in acromegaly. Both trials remain on track for topline data in 2023.
•	The initiation of patient dosing in a Phase 2 trial of paltusotine in patients with carcinoid syndrome associated with neuroendocrine tumors (NETs), which is expected in 2022.
•

Reporting Phase 1 multiple ascending dose (MAD) data for CRN04894, an investigational, oral, nonpeptide adrenocorticotropic hormone (ACTH) antagonist being developed for the treatment of Cushing’s disease and congenital adrenal hyperplasia, which is expected in 1Q 2022.

•	The initiation of a Phase 2 trial of CRN04894, which is expected in 2H 2022.
•

Reporting Phase 1 MAD data for CRN04777, an investigational, oral, nonpeptide somatostatin receptor type 5 (SST5) agonist being developed for the treatment of congenital hyperinsulinism, which is expected in 1Q 2022.

•	The initiation of a Phase 2 trial of CRN04777, which is expected in 2H 2022.
•

The initiation of IND-enabling studies for a parathyroid receptor type-1 (PTHR1) antagonist, which is expected in 2022. Target indications for this program potentially include hyperparathyroidism and humoral hypercalcemia of malignancy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the ongoing Phase 3 trials of paltusotine in acromegaly and the related generation of topline data and the expected timing thereof; the potential to initiate patient dosing in a Phase 2 trial of paltusotine in patients with carcinoid syndrome due to NETs and the expected timing thereof; Crinetics’ plan to report Phase 1 MAD data for CRN04894 and CRN04777; the potential to initiate Phase 2 trials of CRN04894 and CRN04777 and the expected timing thereof; the potential to initiate IND-enabling studies for a PTHR1 antagonist, the expected timing thereof and the potential target indications of such program; and the potential to advance Crinetics’ ongoing clinical programs, bring additional therapeutic candidates into the clinic and expand Crinetics’ pipeline. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including risks and uncertainties inherent in Crinetics’ business, including, without limitation, unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies and the other risks and uncertainties described in the Company’s periodic filings with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2022	Crinetics Pharmaceuticals, Inc.

/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)

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